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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITOR'S CONSENT

We have issued our reports dated January 12, 1996, accompanying the consolidated financial statements of First Corinth Corp. and Subsidiary and accompanying the financial statements of National Bank of Commerce of Corinth contained in the Proxy Statement/Prospectus on Form S-4 of Trustmark Corporation. We consent to the use of the aforementioned reports in the Proxy Statement/Prospectus and to the use of our name as it appears under the caption "Experts".



                                               /s/ Shearer, Taylor & Co. P.A.
                                               ------------------------------
                                               SHEARER, TAYLOR & CO. P.A.



Jackson, Mississippi
December 12, 1996